Exhibit 10.4.2

AMENDMENT NO. 2 TO LICENSE AND SUPPLY AGREEMENT

This AMENDMENT NO. 2 TO LICENSE AND SUPPLY AGREEMENT (this “Amendment”) is made and entered into as of November 6, 2013 and shall become effective upon the closing of an IPO (as defined in the License Agreement). This Amendment amends that certain License and Supply Agreement dated as of May 23, 2013, as amended from time to time (the “License Agreement”), by and between Ruthigen, Inc., a Delaware corporation (“Ruthigen”) and Oculus Innovative Sciences, Inc., a Delaware corporation (“Oculus”). Capitalized terms used and not defined herein shall have the meanings given to them in the License Agreement.

WHEREAS, Section 15.13 of the License Agreement provides that the License Agreement may be amended, if such amendment is reduced to writing and signed by the authorized officers of both Parties to the License Agreement;

WHEREAS, the Parties entered into Amendment No. 1 to License and Supply Agreement on October 9, 2013;

WHEREAS, the Parties now wish to amend certain sections of the License Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.          Amendment to Milestones. The table listing the Milestone Events and Milestone Payments under the License Agreement, which is set forth in Section 7.1 of the License Agreement, is hereby deleted in its entirety and the following table listing the Milestone Events and Milestone Payments under the License Agreement is inserted in lieu thereof:

	Milestone Event	Milestone Payment
1.	Upon completion of Ruthigen’s first meeting with the FDA following completion of Ruthigen’s first pivotal clinical trial	Three Million Dollars ($3,000,000)
2.	Upon first patient enrollment in Ruthigen’s second pivotal clinical trial	Two Million Dollars ($2,000,000)

2.          Amendment to Manufacturing Equipment Purchases. The introductory lead-in language and subsection (a) of Section 6.13 of the License Agreement is hereby deleted in its entirety and the following language is inserted in lieu thereof:

“6.13 Manufacturing Equipment.

(a)          Ruthigen shall purchase and pay in full for (i) at least One Million Dollars ($1,000,000) of Manufacturing Equipment, upon the Effective Date; (ii) at least One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of additional Manufacturing Equipment, within thirty (30) days following the Effective Date; and (iii) at least Seven Hundred Fifty Thousand Dollars ($750,000) of additional Manufacturing Equipment, within forty five (45) days following the Effective Date (collectively, the “Equipment Purchase Price”). In each case, Oculus shall deliver the Manufacturing Equipment to Ruthigen, at Ruthigen’s expense, within sixty (60) days of receipt of payment therefor or at such other time as the Parties agree upon orally or in writing.”

3.          Effect of this Amendment. Except as specifically amended as set forth herein, each term and condition of the License Agreement shall continue in full force and effect.

4.          Governing Law. This Amendment shall be governed by and construed in accordance with the laws in force in the State of California, without giving effect to the choice of laws provisions thereof.

5.          Counterparts; Facsimile Signatures. This Amendment may be executed or consented to in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or electronically and, upon such delivery, the facsimile or electronically transmitted signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to License and Supply Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

OCULUS OCULUS INNOVATIVE SCIENCES INC.		RUTHIGEN RUTHIGEN, INC.
By:	/s/ James Schutz	By:	/s/ Hojabr Alimi
Name:	James Schutz	Name:	Hojabr Alimi
Title:	Chief Executive Officer	Title:	Chief Executive Officer
Date:	November 6, 2013	Date:	November 6, 2013